UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2006

THE CHILDREN’S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23071	31-1241495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

(201) 558-2400
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Acceleration of Vesting of Options.

On and as of January 27, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Children’s Place Retail Stores, Inc. (the “Company”), after discussion with the Board, approved the acceleration of vesting for outstanding in- and out-of-the-money stock options held by the Company’s employees representing the right to purchase a total of approximately 2.1 million shares of the Company’s common stock (the “Accelerated Options”). The vesting of stock options for a total of 348,000 shares previously granted to non-employee directors and certain executives of the Company was not changed by this action.

In connection with this acceleration of vesting, the Committee also established restrictions on the sale or other transfer of shares that may be acquired upon the exercise of Accelerated Options by each holder of Accelerated Options whose Accelerated Options represent the right to purchase more than 5,000 shares of common stock (each, a “Significant Holder”). Significant Holders will be permitted to exercise Accelerated Options prior to the time such Accelerated Options would have been vested under their original vesting schedule, subject to the Significant Holder’s acceptance of the transfer restrictions established by the Committee, which are contained in a transfer restriction agreement provided to each Significant Holder. Such transfer restrictions prevent Significant Holders from selling or transferring any shares acquired upon the exercise of Accelerated Options until the date on which the Accelerated Options would have otherwise vested under their original vesting schedule. Such transfer restrictions lapse immediately upon the Significant Holder’s death, disability or retirement, or a change in control of the Company. In the event a Significant Holder ceases to be employed by the Company for any reason other than death, disability or retirement from the Company, such transfer restrictions will continue to apply for the remainder of the original vesting period as if the Significant Holder’s employment with the Company had not ceased or terminated. Transfer restrictions will not apply after the original vesting date for such Accelerated Options with respect to any shares acquired upon the exercise of Accelerated Options, whether or not the Significant Holder executed the transfer restriction agreement.

Except as described above, all other terms and conditions of each Accelerated Option and the Company’s equity compensation plans remain unchanged.

The decision to accelerate the vesting of certain stock options was made to reduce equity compensation expense that would have been recorded in future periods following the Company’s adoption in the first quarter of fiscal 2006 of Statement of Financial Accounting Standard No. 123, “Share Based Payment (revised 2004)” (“SFAS 123R”). Under accounting guidance effective during fiscal 2005 (Accounting Principles Board Opinion 25 and other relevant accounting guidance), the Company will record an expense in the fourth quarter of fiscal 2005 of approximately $2.1 million, which represents the Company’s estimate of intrinsic value that would have been forfeited had the acceleration not occurred. The future SFAS 123R expense that is eliminated as a result of the acceleration of the vesting of these options is estimated at approximately $20.9 million, approximately $6.9 million of which is estimated would have been recognized in fiscal 2006. Under SFAS 123R, the Company will reflect the $20.9 million of eliminated expense in its pro forma disclosure to be contained in the Company’s Annual Report on Form 10-K.

Grant of Performance Awards

On January 30, 2006, the Committee granted performance stock awards (“Performance Awards”) to be paid in the form of shares of common stock (“Performance Shares”) under the Company’s 2005 Equity Incentive Plan to certain executive officers and other key employees (each, a “Participant”). The issuance of Performance Shares under each Performance Award will be contingent upon, among other things, meeting certain consolidated earnings per share and cumulative earnings targets designated by the Committee for the Company’s 2005, 2006 and 2007 fiscal years (the “Performance Period”). If these targets are met or exceeded during the Performance Period, the Participants may be entitled to receive from 0% to 200% of such Participant’s target number of Performance Shares. Pursuant to the Performance Awards, the Participants may earn up to a maximum aggregate of approximately 1,200,000 Performance Shares at 200% (approximately 600,000 Performance Shares at 100%). The Participants receiving such Performance Awards included the Company’s Chief Executive Officer and certain other members of senior management.

If after the end of the Performance Period, the Committee determines that the requisite performance targets have been achieved or exceeded, 50% of the earned Performance Shares will be delivered to Participants promptly following the date of such determination. The remaining 50% of the earned Performance Shares will be delivered one year later, provided that the Participant remains employed by the Company, other than due to the Participant’s death or disability. Participants will be entitled to receive a pro rated portion of the Performance Shares in the event of death or disability, or if a change in control of the Company occurs, during the Performance Period. Prior to the delivery of any Performance Shares, no Participant will be deemed to have any ownership or shareholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the Participant sell or otherwise transfer any of the Performance Shares.

Each grant of a Performance Award by the Committee is subject to the terms and conditions of the 2005 Equity Incentive Plan and a performance award agreement to be entered into between each Participant and the Company.

Assuming the 100% performance target is met, the Company estimates the equity compensation expense that will be required to be recognized for the Performance Awards will approximate $27.8 million over the requisite service period, $11.0 million of which is estimated to be recognized in fiscal 2006.

This report contains forward-looking statements within the meaning of federal securities laws, which are intended to be covered by the safe harbors created thereby. These statements include, but may not be limited to, statements regarding the Company’s anticipated future compensation expenses and compensation expenses avoided. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward looking statements.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Children’s Place Retail Stores, Inc.

By:	/s/ Hiten Patel
Name: Hiten Patel
Title: Senior Vice President, Chief Financial Officer
Dated: February 1, 2006